EX 99.1
P3 HEALTH PARTNERS INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)
(unaudited)

	AS REPORTED			PRO FORMA
	March 31, 2026	Debt Conversion	Series D Issuance	March 31, 2026
ASSETS
CURRENT ASSETS:
Cash	$25,497	$—	$30,000	$55,497
Restricted cash	605	—	—	605
Health plan receivable, net of allowance for credit losses of $281	124,894	—	—	124,894
Clinic fees, insurance and other receivable	9,060	—	—	9,060
Prepaid expenses and other current assets	12,154	—	—	12,154
TOTAL CURRENT ASSETS	172,210	—	30,000	202,210
Property and equipment, net	2,964	—	—	2,964
Intangible assets, net	472,989	—	—	472,989
Other long-term assets	25,994	—	—	25,994
TOTAL ASSETS	$674,157	$—	$30,000	$704,157
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,672	$—	$—	$11,672
Accrued expenses and other current liabilities	43,224	—	—	43,224
Accrued payroll	2,773	—	—	2,773
Health plan settlements payable	48,245	—	—	48,245
Claims payable	285,898	—	—	285,898
Premium deficiency reserve	81,402	—	—	81,402
Current portion of long-term debt	51,436	—	—	51,436
Short-term debt	835	—	—	835
TOTAL CURRENT LIABILITIES	525,485	—	—	525,485
Operating lease liability, net	10,830	—	—	10,830
Warrant liabilities	2,132	—	—	2,132
Long-term debt, net	259,569	(195,662)	—	63,907
Other long-term liabilities	9,308	—	—	9,308
TOTAL LIABILITIES	807,324	(195,662)	—	611,662
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	10,381	—	—	10,381
STOCKHOLDERS’ (DEFICIT) EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 3,294 shares issued and outstanding as of March 31, 2026	—	—	—	—
Class V common stock, $0.0001 par value; 205,000 shares authorized; 3,919 shares issued and outstanding as of March 31, 2026	—	—	—	—
Series A Preferred Stock	—	21,293	—	21,293
Series B Preferred Stock	—	18,802	—	18,802
Series C Preferred Stock	—	81,669	—	81,669
Series D Preferred Stock	—	—	30,000	30,000
Additional paid in capital	505,010	73,898	—	578,908
Accumulated deficit	(649,918)	—	—	(649,918)
Non-controlling interest	1,360	—	—	1,360
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(143,548)	195,662	30,000	82,114
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY	$674,157	$—	$30,000	$704,157